                                                                 Exhibit 11
                            NORDSON CORPORATION
                     CALCULATION OF EARNINGS PER SHARE
      (Dollars and shares in thousands except for per share amounts)

                       Thirteen Weeks Ended         Twenty-Six Weeks Ended
                 April 30, 1995   May 1, 1994    April 30, 1995   May 1, 1994
                 --------------   -----------    --------------   -----------
PRIMARY:

Weighted average number
  of common shares
  outstanding during
  the period          18,277         18,681          18,335         18,702

Effect of Company
  stock plans based on
  the treasury stock
  method using average
  market price           377            536             385            492
                     -------        -------         -------        -------
Total weighted average
  common shares and
  common share
  equivalents         18,654         19,217          18,720         19,194
                     =======        =======         =======        =======
Net income           $12,693        $10,754         $21,634        $18,550
                     =======        =======         =======        =======
Earnings per share   $   .68        $   .56         $  1.16        $   .97
                     =======        =======         =======        =======
FULLY DILUTED:

Weighted average number
  of common shares
  outstanding during
  the period          18,277         18,681          18,335         18,702

Effect of Company
  stock plans based on
  the treasury stock
  method using average
  market price           377            565             385            552
                     -------        -------         -------        -------
Total weighted average
  common shares and
  common share
  equivalents         18,654         19,246          18,720         19,254
                     =======        =======         =======        =======
Net income           $12,693        $10,754         $21,634        $18,550
                     =======        =======         =======        =======
Earnings per share   $   .68        $   .56         $  1.16        $   .96
                     =======        =======         =======        =======

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